Exhibit 10.28

LEASE AGREEMENT

Entered into by and between LÍRA Épületgépészeti Szerelő és Szolgáltató Kft. (1095 Bp. Soroksári út 94-96., company registration number: 01-09-072353., tax number: 10706587-2-43), hereinafter Lessor, on the one hand, and Vidatech Technológiai Kutató, Fejlesztő és SzolgáltatóKft. (1095 Budapest, Soroksári út 94-96., tax number: 13727626-2-43, company registration number: 01-09-870107), hereinafter: Lessee, as follows:

1./
The real property and office building located on the real property at 1095 Budapest, Soroksári út 94-96. is owned by the Lessor, and the Lessor lets on lease to the Lessee the office premises Nos. 7, 8 and 9 on the first floor and 4 car parking spaces comprised in such real property as of 1 September 2007 for indefinite term.

2./
The Lessee may use the leased office premises for the performance of office and commercial activities, any other activity may be carried out only with the prior written consent of the Lessor. The Lessee wishes to use the premises as head office and establishment.

3./
The Parties jointly fix a monthly rental of HUF 200,000 + 20% VAT: HUF 40,000 = HUF 240,000, say Two hundred and forty thousand Forints, which shall be paid by the Lessee to the Lessor until the 10th day of each month.

The first rental shall be due until 10 September 2007.

4./	Over and above the maintenance works necessary for the proper use the Lessee is entitled to carry out any transformation in the leasehold only with the prior written consent of the Lessor.

5./	The Lessee may let the leasehold for further use and sublet it with the prior consent of the Lessor.
The Lessee is liable for the conduct of the sub-lessee, regardless of the culpability of the Lessee.
The Lessor shall not be liable for the materials and tools stored.

6./	The Parties may terminate this Agreement with a 60-day notice without cause.
The Parties are entitled to termination with immediate effect only in case of breach.
In the event of the termination of the lease for any reason whatsoever the Lessee is not entitled to substitute premises or to any other accommodation.

7./	Hours of work:	weekdays	from Monday to Thursday:	7 a.m. to 4 p.m.
			on Friday:	7 a.m. to 4 p.m.

8./	In the issues not regulated herein the provisions of the Civil Code shall apply.

This Agreement was signed by the Parties as a deed in full conformity with their will.

Budapest, 1 September 2007

/s/ Daniel Kun, Sr.	/s/ Daniel Kun, Jr.
Lessor	Lessee